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                                                                     EXHIBIT 5.1


               [Letterhead of The Goodyear Tire & Rubber Company]






                                  June 19, 2002

   C. THOMAS HARVIE
SENIOR VICE PRESIDENT,
   GENERAL COUNSEL
    AND SECRETARY



The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001

Re:      REGISTRATION STATEMENT ON FORM S-3;
         $2,000,000,000 OF SECURITIES

Ladies and Gentlemen:

         I am a Senior Vice President, the General Counsel and the Secretary of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), and, in such capacity, I have acted as counsel for the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $2,000,000,000 aggregate initial offering price of the securities described below (the "Securities") pursuant to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Act by the Company and by Goodyear Capital Trust I, Goodyear Capital Trust II and Goodyear Capital Trust III, each a Delaware statutory business trust (each a "Trust", and collectively the "Trusts"). The Registration Statement relates to the offer, issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following Securities:

                  (i) one or more series of unsecured and unsubordinated debt securities of the Company (the "Debt Securities"), consisting of notes, bonds, debentures and/or other evidences of indebtedness of the Company, which may be convertible into or exchangeable for other securities issued by the Company;

                  (ii) one or more series of subordinated debt securities of the Company (the "Subordinated Debt Securities"), consisting of notes, bonds, debentures and/or other evidences of indebtedness of the Company, which may be convertible into or exchangeable for other securities issued by the Company;



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                  (iii) shares of the common stock, without par value, of the
                  Company (the "Common Stock");

                  (iv) warrants to purchase Debt Securities ("Debt Securities Warrants");

                  (v) warrants to purchase shares of the Common Stock ("Stock Warrants");

                  (vi) trust preferred securities issued by one or more of the Trusts ("Trust Preferred Securities") and related guarantees by the Company ("individually, a "Trust Guarantee", and collectively the "Trust Guarantees");

                  (vii) stock purchase contracts, including contracts obligating persons to purchase shares of common stock at one or more dates in the future ("Stock Purchase Contracts");

                  (viii) units consisting of Stock Purchase Contracts and Debt Securities, Subordinated Debt Securities, Trust Preferred Securities (and related Trust Guarantees) and/or obligations of third parties ("Stock Purchase Units"); and

                  (ix) units consisting of any combination of the foregoing Securities ("Units").

The Securities may be issued from time to time by the Company after the Registration Statement, to which this opinion is an exhibit, becomes effective. Terms used herein and not defined herein have the meanings assigned to them in the Registration Statement.

         I am familiar with the Amended Articles of Incorporation and Code of Regulations of the Company, as each is amended to date, with the proceedings of the Board of Directors of the Company with respect to the proposed issuance of the Securities taken prior to the date hereof and with the affairs of the Company. I have also examined, or caused to be examined, the following instruments: (i) an executed copy of the Indenture, dated as of June 1, 2002, between the Company and JPMorgan Chase Bank, as trustee, relating to unsecured and unsubordinated debt securities (the "Debt Securities Indenture"); (ii) an executed copy of the Indenture dated as of June 15, 2002, between the Company and JPMorgan Chase Bank, as trustee, relating to subordinated debt securities (the "Subordinated Debt Securities Indenture"); (iii) the form of Debt Warrant Agreement and Debt Warrant Certificate (the "Debt Warrant Agreement") relating to warrants to purchase Debt Securities; (iv) the form of Stock Warrant Agreement and Stock Warrant Certificate (the "Stock Warrant Agreement"), relating to warrants to purchase shares of Common Stock; and (v) the form of Guarantee Agreement relating to Trust Preferred Securities that may be issued by one or more of the Trusts. In connection with this opinion, I have also reviewed, or caused to be reviewed, the Declaration of Trust and Certificate of Trust of each of




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the Trusts and such other documents, corporate records, certificates of officers of the Company, certificates of public officials and other instruments, and made, or caused to have been made, such further investigation, as I have deemed necessary or appropriate in order to render the opinions expressed below. I have assumed the genuineness of all signatures on all documents examined or reviewed by me and the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

         In rendering the opinions expressed below, I have assumed that, at or prior to the time of the delivery of any Securities: (i) the terms and conditions of such Securities and the issuance and sale of such Securities will have been duly established and authorized by the Board of Directors or by a committee duly appointed by the Board of Directors and such authorization will not have been rescinded; (ii) the Registration Statement, and any amendments thereto, will have been declared effective and such effectiveness will not have been terminated or rescinded; (iii) none of the terms of such Securities, and neither the issuance and delivery of such Securities nor the compliance by the Company with the terms of such Securities, will violate any applicable law or will result in a violation of (1) any provision of any instrument or agreement then binding upon the Company, or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company, and no change in law adversely affecting the validity or enforceability of such Securities will have occurred; (iv) a prospectus supplement will have been filed with the Commission describing such Securities; (v) such Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting or other agreement with respect to the sale of such Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; and (vii) any shares of Common Stock or other Securities issuable upon the conversion, exchange, redemption or exercise of such Securities offered will be duly authorized and, if applicable, reserved for issuance upon such conversion, exchange, redemption or exercise.

         Based on the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Ohio.

         2. The Debt Securities Indenture and the Subordinated Debt Securities Indenture constitute valid and binding instruments of the Company.

         3. When a supplemental indenture, or any other supplement, relating to the Debt Securities Indenture providing for the issuance of a series of Debt Securities has been duly authorized, executed and delivered by the Company, the specific terms of such series of Debt Securities have been duly authorized and established in accordance with the Debt Securities Indenture, as supplemented, and such series of Debt Securities has been duly authorized, executed, authenticated, issued and delivered against payment to the Company of the purchase price of such series of Debt Securities as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the Debt Securities Indenture, as supplemented, and the applicable underwriting, purchase or other agreement, such series of Debt



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Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Debt Securities Indenture, as supplemented.

         4. When a supplemental indenture, or any other supplement, relating to the Subordinated Debt Securities Indenture providing for the issuance of a series of Subordinated Debt Securities has been duly authorized, executed and delivered by the Company, the specific terms of such series of Subordinated Debt Securities have been duly authorized and established in accordance with the Subordinated Debt Securities Indenture, as supplemented, and such series of Subordinated Debt Securities has been duly authorized, executed, authenticated, issued and delivered against payment to the Company of the purchase price of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the Subordinated Debt Securities Indenture, as supplemented, and the applicable underwriting, purchase or other agreement, such series of Subordinated Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Subordinated Debt Securities Indenture, as supplemented.

         5. The shares of Common Stock registered under the Registration Statement, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered against payment to the Company of the purchase price of such shares of Common Stock as contemplated by the Registration Statement and the prospectus supplement relating to such shares of Common Stock in accordance with the applicable underwriting agreement, purchase or other agreement, or upon the purchase thereof pursuant to the terms of a Stock Warrant Agreement or Stock Purchase Contract or the conversion or exchange of any Debt Securities or Subordinated Debt Securities, will be validly issued, fully paid and non-assessable.

         6. When Debt Securities Warrants have been duly authorized by the Company and the applicable Debt Warrant Agreement and related Debt Warrant Certificates have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Debt Securities Warrants as contemplated by the Registration Statement and the prospectus supplement relating to such Debt Securities Warrants and in accordance with the applicable underwriting, purchase or other agreement, such Debt Securities Warrants will constitute valid and binding obligations of the Company.

         7. When Stock Warrants have been duly authorized by the Company and the applicable Stock Warrant Agreement and Stock Warrant Certificates have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Warrants as contemplated by the Registration Statement and the prospectus supplement relating to such Stock Warrants and in accordance with the applicable underwriting, purchase or other agreement, such Stock Warrants will constitute valid and binding obligations of the Company.

         8. When Stock Purchase Contracts have been duly authorized by the Company and the applicable stock purchase contract agreement and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price



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of such Stock Purchase Contracts as contemplated by the Registration Statement and the prospectus supplement relating to such Stock Purchase Contracts and in accordance with the applicable underwriting, purchase or other agreement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

         9. When Stock Purchase Units have been duly authorized by the Company and duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Units as contemplated by the Registration Statement and the prospectus supplement relating to such Stock Purchase Units and in accordance with the applicable underwriting, purchase or other agreement, such Stock Purchase Units will constitute valid and binding obligations of the Company.

         10. When a Trust Guarantee has been duly authorized by the Company, the applicable Guarantee Agreement has been duly executed and delivered and the Trust Preferred Securities have been duly issued and delivered by the relevant Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto and the applicable underwriting, purchase or other agreement, the Trust Guarantee will constitute the valid and binding obligation of the Company.

         This opinion is subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to, affecting or limiting creditors' rights, and (ii) general principles of equity (whether considered in a proceeding at law or in equity), and (iii) the discretion of the court before which any proceeding may be brought.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption "Validity of Securities" in the prospectus. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ C. Thomas Harvie

                                        Senior Vice President, General Counsel
                                        and Secretary

C. Thomas Harvie


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